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                                                                      Exhibit 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-14229 and 333-14685) of The Tracker Corporation of America, Inc. of our report dated June 24, 1997 appearing in this Form 10-K. We also consent to the reference to us under the heading "Selected Consolidated Financial Data" in this Form 10-K.



PricewaterhouseCoopers LLP

Phoenix, Arizona
November 2, 1998